SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

                   Date of Report (Date of earliest event reported): August 22, 2003

GARMIN LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	0-31983	98-0229227
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

P.O. Box 30464 SMB
5th Floor, Harbour Place
103 South Church Street
George Town, Grand Cayman, Cayman Islands
(Address of principal executive offices)

                   Registrant’s telephone number, including area code: (345) 946-5203

(Former name or former address, if changed since last report)
Not Applicable

      Item 5. Other Events and Regulation FD Disclosure

        On August 22, 2003, Garmin Ltd. issued a press release announcing that its subsidiary, Garmin International, Inc., has completed the acquisition of UPS Aviation Technologies, Inc., a subsidiary of United Parcel Service, Inc. A copy of the full text of this press release is attached as Exhibit 99 to this report on Form 8-K.

      Item 7. Financial Statements and Exhibits

    (a)        Not applicable

    (b)        Not applicable

    (c)        Exhibits. The following exhibit is furnished herewith.

Exhibit No.	Description
99	Press Release dated August 22, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN LTD.
Date: August 22, 2003	/s/ Andrew R. Etkind ---------------------------------------------------- Andrew R. Etkind General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated August 22, 2003

EXHIBIT 99

FOR IMMEDIATE
RELEASE:

August 22, 2003

For additional information, contact:

Pete Brumbaugh and Ted Gartner | Garmin International, Inc.
Phone| 913-397-8200
Online|www.garmin.com/pressroom

GARMIN INTERNATIONAL, INC. ANNOUNCES COMPLETION
OF THE ACQUISITION OF UPS AVIATION TECHNOLOGIES, INC.

OLATHE, Kan. — Garmin International, Inc., a unit of Garmin Ltd. (Nasdaq: GRMN), today announced that it has completed the acquisition of UPS Aviation Technologies, Inc., a subsidiary of United Parcel Service, Inc. (NYSE: UPS), for US$38 million in cash. The acquired company will immediately change its name to Garmin AT, Inc. and will continue operations as a wholly owned subsidiary of Garmin International, Inc.

Garmin AT, Inc. is located in Salem, Oregon and employs approximately 150 people skilled in the design, manufacturing, marketing, and support of communication, navigation, and surveillance products for general aviation and air transport customers. The company is known for its leadership in the development of Automatic Dependent Surveillance Broadcast (ADS-B) technology and has participated in the development of innovative equipment to enhance flight safety as part of the Federal Aviation Administration (FAA) Safe Flight 21 and Alaskan Capstone projects.

In addition, Garmin AT’s CNX80 GPS navigation receiver recently became the first fully-integrated panel-mounted product certified by the FAA for primary means navigation using the FAA’s Wide Area Augmentation System, or WAAS. The company has a long-standing positive reputation with the customers it has served over the years, starting with LORAN technology of the 1980‘s and moving into panel mounted GPS, multi-function display, and other aviation navigation and communication technologies of today.

“We are pleased to conclude the acquisition of UPS Aviation Technologies,” said Dr. Min Kao, Garmin International Inc.‘s president, “As a combined organization, we look forward to achieving even greater levels of product innovation while providing a higher level of service to all of our aviation customers.”

“Garmin International and Garmin AT offer highly complementary product lines,” said John Macnab, formerly general manager of UPS Aviation Technologies and now general manager of Garmin AT. “Customers can now select from a best-of-breed line of products backed by the strength of the Garmin brand with the assurance of industry leading support into the future. Many customers and dealers have wondered what direction Garmin AT will take after the acquisition,” added Macnab. “We want to reassure them that we will continue to honor product warranties and we will continue to offer the service and support that our customers have come to expect. In addition, we look forward to offering new products that leverage the technology, creativity, and resources of the combined organization.”

Customers looking for Garmin AT on the Internet should visit www.garminat.com. Product offerings as well as support information will be found at this site. In addition, a link to Garmin AT can be found at www.garmin.com. Customers seeking support for UPS Aviation Technologies, Apollo, II Morrow or Garmin AT products may also call 800-525-6726 within the USA or 503-391-3411 internationally.

Garmin International, Inc. is a leading supplier of navigation, communication, surveillance and audio systems for new and retrofit general aviation aircraft. Garmin International Inc. is a member of the Garmin Ltd. (Nasdaq: GRMN) group of companies, which designs and manufactures navigation, communication and information devices — most of which are enabled by GPS technology. Garmin is a leader in the general aviation and consumer GPS markets and its products serve aviation, marine, outdoor recreation, automotive, wireless and OEM applications. Garmin Ltd. is incorporated in the Cayman Islands, and its principal subsidiaries are located in the United States, Taiwan and the United Kingdom. For more information, visit Garmin’s virtual pressroom at www.garmin.com/pressroom or contact the Media Relations department at 913-397-8200. GARMIN, APOLLO and II MORROW, are registered trademarks and CNX80 is a trademark of Garmin Ltd. or its subsidiaries.

Notice on forward-looking statements:

This release includes forward-looking statements regarding Garmin Ltd. and its business. Any statements regarding the company’s future product introductions, plans and objectives are forward-looking statements. The forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially as a result of risk factors affecting Garmin. Information concerning risk factors that could affect Garmin’s actual results is contained in the Annual Report on Form 10-K for the year ended December 28, 2002 filed by Garmin with the Securities and Exchange Commission (Commission file number 0-31983). A copy of Garmin’s 2002 Form 10-K can be downloaded from www.garmin.com/aboutGarmin/invRelations/finReports.html.